Exhibit 99.1

DREAMWORKS ANIMATION REPORTS
THIRD QUARTER 2014 FINANCIAL RESULTS
Quarterly Revenue and Earnings Up 17% Year-Over-Year
On Strength Of How To Train Your Dragon 2
________________________________________________________________________

Glendale, California - October 29, 2014 - DreamWorks Animation SKG, Inc. (Nasdaq: DWA) today announced financial results for its third quarter ended September 30, 2014. For the quarter, the Company reported total revenue of $180.9 million and net income attributable to the Company of $11.9 million, or $0.14 per diluted share. This compares to revenue of $154.5 million and net income attributable to the Company of $10.1 million, or $0.12 per diluted share in the third quarter of 2013.

“The third quarter of 2014 was strong for DreamWorks Animation, with both quarterly revenue and earnings per share up 17% in a year-over-year comparison,” commented Jeffrey Katzenberg, Chief Executive Officer of DreamWorks Animation. “Driving the Company’s third quarter results is the blockbuster performance of How to Train Your Dragon 2, which has reached over $615 million at the worldwide box office to become the highest-grossing animated film of the year.”

The feature film segment contributed revenue of $142.4 million and segment gross profit of $64.3 million to the third quarter.

How to Train Your Dragon 2 contributed feature film revenue of $74.2 million to the third quarter, primarily from its continued performance at the worldwide box office.

Turbo, The Croods and Rise of the Guardians contributed feature film revenue of $12.7 million, $1.8 million and $3.5 million, respectively, to the third quarter and reached an estimated 5.3 million, 7.8 million and 5.8 million home entertainment units sold worldwide, respectively, through the end of the third quarter, net of actual and estimated future returns.

Library titles contributed feature film revenue of $50.2 million to the third quarter.

The Television segment contributed revenue of $14.3 million and segment gross profit of $2.3 million to the third quarter, primarily from Classic Media content, the Turbo F.A.S.T. series and DreamWorks Dragons: Riders of Berk on Cartoon Network.

The Consumer Products segment contributed revenue of $12.1 million and segment gross profit of $4.2 million to the third quarter.

The segment consisting of all other items contributed revenue of $12.1 million and segment gross profit of $1.2 million to the third quarter, primarily from AwesomenessTV. The Company reduced the estimated fair value of the contingent consideration related to its prior acquisition of AwesomenessTV resulting in a $4.9 million pre-tax gain in the third quarter.

Due to the Company’s continued focus on diversification and growth in the variety of business lines in which it now operates, it is now presenting all selling and marketing expenses as a single line item on its statements of operations. Certain selling and marketing expenses previously captured in costs of revenue and selling, general and administrative expenses will now be recorded in the selling and marketing expense line item.

Costs of revenue for the third quarter equaled $103.7 million. Selling and marketing expenses totaled $8.8 million for the third quarter. General and administrative expenses totaled $55.0 million.

The Company’s income tax expense for the third quarter was approximately $2.6 million. The Company’s combined effective tax rate, its actual tax rate coupled with the effect of a tax sharing agreement with a former stockholder, was approximately 30% for the third quarter.

The Company’s fourth quarter 2014 results are expected to be driven primarily by its feature film segment, including results from the theatrical release of Penguins of Madagascar and the home entertainment release of How to Train Your Dragon 2.

Items related to the earnings press release for the third quarter of 2014 will be discussed in more detail on the Company’s earnings conference call later today.

Conference Call Information
DreamWorks Animation will host a conference call and webcast to discuss the results on Wednesday, October 29, 2014, at 4:30 p.m. (ET). Investors can access the call by dialing
(800) 230-1085 in the U.S. and (612) 332-0107 internationally and identifying "DreamWorks Animation Earnings" to the operator. The call will also be available via live webcast at ir.dreamworksanimation.com.

A replay of the conference call will be available shortly after the call ends on Wednesday, October 29, 2014. To access the replay, dial (800) 475-6701 in the U.S. and (320) 365-3844 internationally and enter 336661 as the conference ID number. Both the earnings release and archived webcast will be available on the Company's website at ir.dreamworksanimation.com.

About DreamWorks Animation
DreamWorks Animation creates high-quality entertainment, including CG animated feature films, television specials and series and live entertainment properties, meant for audiences around the world. The Company has world-class creative talent, a strong and experienced management team and advanced filmmaking technology and techniques. DreamWorks Animation has been named one of the “100 Best Companies to Work For” by FORTUNE® Magazine for five consecutive years. In 2013, DreamWorks Animation ranked #12 on the list. All of DreamWorks Animation’s feature films are produced in 3D. The Company has theatrically released a total of 29 animated feature films, including the franchise properties of Shrek, Madagascar, Kung Fu Panda, How to Train Your Dragon, Puss In Boots and
The Croods.

Contact:
Shannon Olivas
DreamWorks Animation Investor Relations
(818) 695-3658
shannon.olivas@dreamworks.com

dwa-e

Caution Concerning Forward-Looking Statements
This document includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The Company’s plans, prospects, strategies, proposals and our beliefs and expectations concerning performance of our current and future releases and anticipated talent, directors and storyline for our upcoming films and other projects, constitute forward-looking statements. These statements are based on current expectations, estimates, forecasts and projections about the industry in which we operate and management's beliefs and assumptions. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions which are difficult to predict. Actual results may vary materially from those expressed or implied by the statements herein due to changes in economic, business, competitive, technological and/or regulatory factors, and other risks and uncertainties affecting the operation of the business of DreamWorks Animation SKG, Inc. These risks and uncertainties include: audience acceptance of our films, our dependence on the success of a limited number of releases each year, the increasing cost of producing and marketing feature films, piracy of motion pictures, the effect of rapid technological change or alternative forms of entertainment and our need to protect our proprietary technology and enhance or develop new technology. In addition, due to the uncertainties and risks involved in the development and production of animated feature projects, the release dates for the projects described in this document may be delayed. For a further list and description of such risks and uncertainties, see the reports filed by us with the Securities and Exchange Commission, including our most recent annual report on Form 10-K and our most recent quarterly reports on Form 10-Q. DreamWorks Animation is under no obligation to, and expressly disclaims any obligation to, update or alter its forward-looking statements, whether as a result of new information, future events, changes in assumptions or otherwise.

DREAMWORKS ANIMATION SKG, INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	September 30, 2014	December 31, 2013
	(in thousands, except par value and share amounts)
Assets
Cash and cash equivalents	$49,066	$95,467
Trade accounts receivable, net of allowance for doubtful accounts	128,970	130,744
Receivables from distributors, net of allowance for doubtful accounts	285,722	283,226
Film and other inventory costs, net	1,015,198	943,486
Prepaid expenses	19,264	20,555
Other assets	49,089	23,385
Investments in unconsolidated entities	54,551	38,542
Property, plant and equipment, net of accumulated depreciation and amortization	182,047	186,670
Deferred taxes, net	243,332	221,920
Intangible assets, net of accumulated amortization	191,361	150,511
Goodwill	189,667	179,722
Total assets	$2,408,267	$2,274,228
Liabilities and Equity
Liabilities:
Accounts payable	$8,299	$5,807
Accrued liabilities	208,850	263,668
Payable to former stockholder	264,079	262,309
Deferred revenue and other advances	34,911	36,425
Revolving credit facility	205,000	—
Senior unsecured notes	300,000	300,000
Total liabilities	1,021,139	868,209
Commitments and contingencies
Equity:
DreamWorks Animation SKG, Inc. Stockholders' Equity:
Class A common stock, par value $0.01 per share, 350,000,000 shares authorized, 104,964,269 and 104,155,993 shares issued, as of September 30, 2014 and December 31, 2013, respectively	1,050	1,042
Class B common stock, par value $0.01 per share, 150,000,000 shares authorized, 7,838,731 shares issued and outstanding, as of September 30, 2014 and December 31, 2013	78	78
Additional paid-in capital	1,131,732	1,100,101
Accumulated other comprehensive loss	(1,071)	(600)
Retained earnings	1,026,003	1,072,398
Less: Class A Treasury common stock, at cost, 27,582,874 and 27,439,119 shares, as of September 30, 2014 and December 31, 2013, respectively	(771,660)	(768,224)
Total DreamWorks Animation SKG, Inc. stockholders' equity	1,386,132	1,404,795
Non-controlling interests	996	1,224
Total equity	1,387,128	1,406,019
Total liabilities and equity	$2,408,267	$2,274,228

DREAMWORKS ANIMATION SKG, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013
	(in thousands, except per share amounts)
Revenues	$180,861	$154,549	$450,379	$502,633

Operating expenses (income):
Costs of revenues	103,719	86,639	335,734	293,406
Selling and marketing	8,790	6,935	28,334	21,128
General and administrative	54,957	45,869	153,393	136,206
Product development	434	455	1,585	2,487
Change in fair value of contingent consideration	(4,955)	—	(9,675)	—
Other operating income	(2,673)	(3,333)	(6,662)	(6,192)
Operating income (loss)	20,589	17,984	(52,330)	55,598

Non-operating income (expense):
Interest (expense) income, net	(2,840)	(769)	(7,097)	871
Other income, net	298	2,847	3,369	4,889
(Increase) decrease in income tax benefit payable to former stockholder	(2,384)	(283)	238	(1,352)
Income (loss) before loss from equity method investees and income taxes	15,663	19,779	(55,820)	60,006

Loss from equity method investees	1,212	2,781	7,939	4,110
Income (loss) before income taxes	14,451	16,998	(63,759)	55,896
Provision (benefit) for income taxes	2,587	6,919	(17,279)	17,455
Net income (loss)	11,864	10,079	(46,480)	38,441
Less: Net (loss) income attributable to non-controlling interests	(64)	15	(85)	547
Net income (loss) attributable to DreamWorks Animation SKG, Inc.	$11,928	$10,064	$(46,395)	$37,894

Net income (loss) per share of common stock attributable to DreamWorks Animation SKG, Inc.
Basic net income (loss) per share	$0.14	$0.12	$(0.55)	$0.45
Diluted net income (loss) per share	$0.14	$0.12	$(0.55)	$0.45
Shares used in computing net income (loss) per share
Basic	84,646	83,631	84,562	83,939
Diluted	85,845	85,353	84,562	85,041

DREAMWORKS ANIMATION SKG, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Nine Months Ended
	September 30,
	2014	2013
	(in thousands)
Operating activities
Net (loss) income	$(46,480)	$38,441
Adjustments to reconcile net (loss) income to net cash (used in) provided by operating activities:
Amortization and write-off of film and other inventory costs(1)	298,096	254,489
Amortization of intangible assets	10,516	7,341
Stock-based compensation expense	8,387	14,483
Amortization of deferred financing costs	865	182
Depreciation and amortization	3,654	3,420
Change in fair value of contingent consideration	(9,675)	—
Revenue earned against deferred revenue and other advances	(43,143)	(71,489)
Income related to investment contributions	(6,662)	(14,033)
Loss from equity method investees	7,939	4,110
Deferred taxes, net	(19,658)	15,372
Changes in operating assets and liabilities, net of the effects of acquisitions:
Trade accounts receivable	2,830	878
Receivables from distributors	(2,011)	50,507
Film and other inventory costs	(354,003)	(323,967)
Intangible assets	—	1,015
Prepaid expenses and other assets	(21,145)	(6,587)
Accounts payable and accrued liabilities	(46,553)	11,269
Payable to former stockholder	1,770	(14,645)
Income taxes payable/receivable, net	2,510	3,115
Deferred revenue and other advances	72,117	96,538
Net cash (used in) provided by operating activities	(140,646)	70,439
Investing activities
Investments in unconsolidated entities	(18,154)	(14,720)
Purchases of property, plant and equipment	(26,263)	(26,669)
Acquisitions of character and distribution rights	(51,000)	—
Acquisitions, net of cash acquired	(12,605)	(30,093)
Net cash used in investing activities	(108,022)	(71,482)
Financing activities
Proceeds from stock option exercises	261	—
Deferred financing costs	—	(7,718)
Purchase of treasury stock	(3,580)	(28,170)
Borrowings from revolving credit facility	215,000	68,000
Repayments of borrowings from revolving credit facility	(10,000)	(233,000)
Borrowings from senior unsecured notes	—	300,000
Net cash provided by financing activities	201,681	99,112
Effect of exchange rate changes on cash and cash equivalents	586	(889)
(Decrease) increase in cash and cash equivalents	(46,401)	97,180
Cash and cash equivalents at beginning of period	95,467	59,246
Cash and cash equivalents at end of period	$49,066	$156,426
Non-cash investing activities:
Contingent consideration portion of business acquisition purchase price	$—	$95,000
Intellectual property and technology licenses granted in exchange for equity interest	6,057	12,007
Services provided in exchange for equity interest	682	2,026
Total non-cash investing activities	$6,739	$109,033
Supplemental disclosure of cash flow information:
Cash paid (refunded) during the period for income taxes, net	$70	$(1,182)
Cash paid during the period for interest, net of amounts capitalized	$14,039	$—
(1) Included within this amount is depreciation and amortization, interest expense and stock-based compensation previously capitalized to "Film and other inventory costs." During the nine months ended September 30, 2014 and 2013, these amounts totaled $24,574 and $24,932, respectively.

Non-GAAP Financial Measures

In connection with our issuance of the 6.875% Senior Notes due 2020 (the “Notes”) on August 14, 2013, we began to use Adjusted EBITDA to provide investors with a measure of our ability to make our interest payments on the Notes. We define Adjusted EBITDA as net income before provision for income taxes, loss from equity method investees, increase/decrease in income tax benefit payable to former stockholder, other income, net, interest income, net, other non-cash operating income, depreciation and amortization, stock-based compensation expense, impairments and other charges and certain components of amortization of film and other inventory costs (refer to the reconciliation below). Although the indenture governing the Notes does not include covenants based on Adjusted EBITDA, we believe our investors and noteholders use Adjusted EBITDA as one indicator of our ability to comply with our debt covenants as it is similar to the consolidated cash flow measure described in the indenture (refer to our Current Report on Form 8-K filed on August 14, 2013). Although consolidated cash flow is not a financial covenant under the indenture, it is a measure that is used to determine our ability to make certain restricted payments and incur additional indebtedness in accordance with the terms of the indenture.

Adjusted EBITDA is not prepared in accordance with U.S. GAAP. We believe the use of this non-GAAP measure on a consolidated basis assists investors in comparing our ongoing operating performance between periods. Adjusted EBITDA provides a supplemental presentation of our operating performance and generally includes adjustments for unusual or non-operational activities. We may not calculate Adjusted EBITDA in a manner consistent with the methodologies used by other companies. Adjusted EBITDA (a) does not represent our operating income or cash flows from operating activities as defined by U.S. GAAP; (b) does not include all of the adjustments used to compute consolidated cash flow for purposes of the covenants applicable to the Notes; (c) is not necessarily indicative of cash available to fund our cash flow needs; and (d) should not be considered as an alternative to net income, operating income, cash provided by operating activities or our other financial information as determined under U.S. GAAP. Our presentation of Adjusted EBITDA should not be construed as an implication that our future results will be unaffected by unusual or nonrecurring items. We believe that net income is the most directly comparable U.S. GAAP measure to Adjusted EBITDA. Accordingly, the following table presents a reconciliation of net income (or loss) to Adjusted EBITDA (in thousands):

DREAMWORKS ANIMATION SKG, INC.
ADJUSTED EBITDA RECONCILIATIONS
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013
	(in thousands)
Reconciliation of Net Income (Loss) to Adjusted EBITDA:
Net income (loss)	$11,864	$10,079	$(46,480)	$38,441
Provision (benefit) for income taxes	2,587	6,919	(17,279)	17,455
Loss from equity method investees	1,212	2,781	7,939	4,110
Increase (decrease) in income tax benefit payable to former stockholder	2,384	283	(238)	1,352
Other income, net	(298)	(2,847)	(3,369)	(4,889)
Interest expense, net	2,840	769	7,097	(871)
Operating income (loss)	20,589	17,984	(52,330)	55,598
Income related to investment contributions	(2,673)	(3,333)	(6,662)	(14,033)
Amounts included in amortization of film and other inventory costs(1)	10,508	7,555	24,574	24,932
Film impairments	2,104	—	59,178	—
Depreciation and amortization(2)	5,485	4,002	14,170	10,761
Stock-based compensation expense	(34)	4,646	8,387	14,483
Adjusted EBITDA	$35,979	$30,854	$47,317	$91,741

Reconciliation of Adjusted EBITDA to Cash (Used in) Provided by Operating Activities:
Adjusted EBITDA	$35,979	$30,854	$47,317	$91,741
Amortization and write-off of film and other inventory costs(3)	78,991	68,911	214,344	229,557
Revenue earned against deferred revenue and other advances	(10,559)	(32,428)	(43,143)	(71,489)
Change in fair value of contingent consideration	(4,955)	—	(9,675)	—
Other income, net	298	2,847	3,369	4,889
Interest expense, net	(2,840)	(769)	(7,097)	871
Net refund from (payments of) income taxes and stockholder payable	(676)	(310)	1,923	(14,744)
Changes in certain operating asset and liability accounts	(170,449)	(18,362)	(347,684)	(170,386)
Cash (used in) provided by operating activities	$(74,211)	$50,743	$(140,646)	$70,439
(1) Amortization of film and other inventory costs in any period includes depreciation and amortization, interest expense and stock-based compensation expense that were capitalized as part of film and other inventory costs in the period that those charges were incurred. For purposes of Adjusted EBITDA, we add back the portion of amortization of film and other inventory costs that represents amounts previously capitalized as depreciation and amortization, interest expense and stock-based compensation expense.
(2) Includes those amounts pertaining to the amortization of intangible assets that are classified within costs of revenues.
(3) Represents the remaining portion of amortization and write-off of film and other inventory costs not already included in Adjusted EBITDA (refer to reconciliation of net income (or loss) to Adjusted EBITDA).